                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12


                        NORTH PITTSBURGH SYSTEMS, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)



Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

 IT WILL ASSIST MATERIALLY IN THE PREPARATION FOR THE ANNUAL MEETING IF SHAREHOLDERS RETURN THEIR PROXIES PROMPTLY.

                        NORTH PITTSBURGH SYSTEMS, INC.

                              4008 GIBSONIA ROAD
                       GIBSONIA, PENNSYLVANIA 15044-9311
                          TELEPHONE NO. 724-443-9600
                                 ------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 19, 2000
                                 ------------

  The Annual Meeting of Shareholders of North Pittsburgh Systems, Inc. will be held on Friday, May 19, 2000 at 2:00 p.m., Eastern Daylight Saving Time, at the Sheraton Inn Pittsburgh North (Warrendale), 910 Sheraton Drive, Mars, Pennsylvania, for the purpose of considering and acting upon the following matters, as described in the accompanying Proxy Statement:

  1.  To elect Directors.

  2. To transact such other business as may properly come before the meeting or any adjournments thereof.

  The Board of Directors has fixed the close of business on April 11, 2000 as the record date for the determination of Shareholders entitled to notice of and to vote at the meeting.

  You are cordially invited to attend the meeting. If you are unable to do so, please sign and date the enclosed proxy and return it promptly by mail in the enclosed envelope. No postage is required if mailed in the United States.

                                     By Order of the Board of Directors
                                     N. William Barthlow
                                     Secretary

Dated: Gibsonia, PA
   April 21, 2000

                        NORTH PITTSBURGH SYSTEMS, INC.
                              4008 Gibsonia Road
                       Gibsonia, Pennsylvania 15044-9311
                          Telephone No. 724-443-9600

                                 ------------

                                PROXY STATEMENT
                 FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
                                 MAY 19, 2000

                                 ------------

                                    GENERAL

  This Statement is furnished in connection with the solicitation by and on behalf of the Board of Directors of North Pittsburgh Systems, Inc. (North Pittsburgh or Company) of Proxies to be used at the Annual Meeting of Shareholders of the Company and any adjournments thereof, to be held at the Sheraton Inn Pittsburgh North (Warrendale), 910 Sheraton Drive, Mars, Pennsylvania, on May 19, 2000 at 2:00 p.m., Eastern Daylight Saving Time for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. The Board of Directors has fixed the close of business on April 11, 2000 as the record date for the determination of Shareholders entitled to notice of and to vote at the Annual Meeting.

  It is anticipated that this Proxy Statement and accompanying proxy card (Proxy) will be mailed to Shareholders for the first time on or about April 21, 2000. Shares represented by a valid Proxy received in time for voting will be voted in accordance with the Shareholder's instructions. If no such instructions are specified, the Proxy will be voted FOR each of the nominees for election as a Director. Proxies and notices of revocation should be mailed or delivered to the Company's transfer agent, Norwest Shareowner Services, P.O. Box 64873, St. Paul, MN 55164-0873, for receipt by Norwest Bank Minnesota, N.A. no later than two (2) business days prior to the 2000 Annual Meeting of Shareholders, or should be deposited with the Chairman or the Secretary of the Company immediately prior to the commencement of the 2000 Annual Meeting.

  The Company will bear the cost of solicitation of proxies. In addition to the use of the mails, the Company, if necessary, may use its officers and its regular employees, who will receive no compensation in addition to regular salary or pay, to solicit proxies from Shareholders, either personally, by telephone, facsimile, telegraph or letters. Arrangements will be made by the Company with brokers and other custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of the shares held of record, and the Company will reimburse these persons for reasonable out-of-pocket expenses incurred.

                                 VOTING RIGHTS

  Only Shareholders of record at the close of business on April 11, 2000 are entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. At that date, the Company had outstanding and entitled to vote 15,005,000 shares of Common Stock. Holders of Common Stock are entitled to one vote for each share held in respect to the election of Directors. Proxies will be received and tabulated by Norwest Bank Minnesota, N.A., Shareowner Services, with the results thereof reported to the three (3) Judges of Election appointed by the Company's Board of Directors under the authority of the Bylaws of the Company and the Pennsylvania Business Corporation Law. Election as a Director requires a favorable vote of the majority of the total shares represented at the meeting. The total shares represented includes abstentions, withheld votes and broker non-votes.

                                STOCK OWNERSHIP

  As of March 13, 2000, Armstrong Utilities, Inc. (Armstrong), a Pennsylvania corporation, the principal business of which is cable television and all of the stock of which is owned by Armstrong Holdings, Inc., a

Delaware corporation, held of record 935,740 shares or 6.24% of the Company's 15,005,000 shares of outstanding Common Stock. As of that date, no other entity or individual held of record more than 5% of such stock. A Schedule 13D and amendments thereto have been filed with the Securities and Exchange Commission on the joint behalf of (i) Armstrong, (ii) Armstrong Holdings, Inc. (holder of 297,996 shares), (iii) the Sedwick Foundation (holder of 34,638 shares), (iv) the Jud L. Sedwick Family Trust No. 2 (holder of 400 shares) and
(v) Director Jay L. Sedwick and his spouse, Jay L. Sedwick's son, his brother-in-law and his spouse, an unrelated officer of Armstrong and Armstrong Holdings, Inc., and his spouse and certain other persons, both individually and in respect of certain of their capacities as officers of Armstrong and Armstrong Holdings, Inc. The aggregate beneficial ownership at March 13, 2000 of those filing the Schedule 13D, or subject to the reporting requirements thereof, was 1,316,756 shares or 8.78% of the Company's outstanding Common Stock. Each of such persons disclaimed any membership in any "group" as such term is defined in Rule 13d-5 under the Securities Exchange Act of 1934 and the reporting persons have indicated that the stock has been acquired for investment.

  The following table sets forth information with respect to all persons known to the Company who could be beneficial owners of more than 5% of the Company's voting securities as of March 13, 2000 including those persons who by virtue of their relationship to Armstrong and Armstrong Holdings, Inc. might be deemed to be beneficial owners of the North Pittsburgh stock held by those corporations:

                                    Table I

                       Beneficial Owners of More Than 5%
                       of Outstanding Voting Securities

                            (2)                        (3)                (4)
     (1)             Owner's Name and           Amount and Nature       Percent
Title of Class       Business Address             of Ownership          of Class
--------------   -------------------------      -----------------       --------
Common Stock     Armstrong Utilities, Inc.     935,740   Direct           6.24%
                 One Armstrong Place
                 Butler, PA 16001

Common Stock     Jay L. Sedwick                  6,000   Direct           0.04%
                 One Armstrong Place         1,286,536   Indirect (1)     8.57%
                 Butler, PA 16001

Common Stock     William C. Stewart              3,100   Direct           0.02%
                 One Armstrong Place         1,273,374   Indirect (2)     8.49%
                 Butler, PA 16001

Common Stock     Kirby J. Campbell              10,600   Direct           0.07%
                 One Armstrong Place         1,268,774   Indirect (3)     8.46%
                 Butler, PA 16001

Common Stock     Dru A. Sedwick                  1,250   Direct           .008%
                 One Armstrong Place         1,233,736   Indirect (4)     8.22%
                 Butler, PA 16001

--------
(1) Jay L. Sedwick, a Director of the Company, is Chairman of the Board and Director of Armstrong and of Armstrong Holdings, Inc. If he were deemed the beneficial owner of the 935,740 and 297,996 shares respectively held by such corporations, the 34,638 shares held by the Sedwick Foundation, of which Jay L. Sedwick is a Co-Trustee, the 400 shares held by the Jud L. Sedwick Family Trust No. 2, of which Jay L. Sedwick is a Co-Trustee, and the 17,762 shares held by Citrus Enterprises, L.P., a Delaware limited partnership which handles diversified investments, of which Jay L. Sedwick is a partner, his indirect beneficial ownership would total 1,286,536 shares.

(2) William C. Stewart, brother-in-law of Jay L. Sedwick, is a Director of Armstrong and a Director and Secretary of Armstrong Holdings, Inc. If he were deemed the beneficial owner of the 935,740 and 297,996 shares respectively held by such corporations, the 5,000 shares held individually by his wife and the 34,638 shares held by the Sedwick Foundation, of which William C. Stewart is a Co-Trustee, his indirect beneficial ownership would total 1,273,374 shares.

(3) Kirby J. Campbell is a Director, Executive Vice President and Treasurer of Armstrong and a Director, Chief Executive Officer and Treasurer of Armstrong Holdings, Inc. If he were deemed the beneficial owner of the 935,740 and 297,996 shares respectively held by such corporations, the 34,638 shares held by the Sedwick Foundation, of which Kirby J. Campbell is a Co-Trustee, and the 400 shares held by the Jud L. Sedwick Family Trust No. 2, of which Kirby J. Campbell is a Co-Trustee, his indirect beneficial ownership would total 1,268,774 shares.

(4) Dru A. Sedwick, son of Jay L. Sedwick, is a Director, Executive Vice President and Secretary of Armstrong and a Director and President of Armstrong Holdings, Inc. If he were deemed the beneficial owner of the 935,740 and 297,996 shares respectively held by such corporations, his indirect beneficial ownership would total 1,233,736 shares.

  The following table sets forth information with respect to the beneficial ownership as of March 13, 2000 of individual Directors, Nominees and of all Directors, Nominees and Officers as a Group:

                                   Table II

                       Security Ownership of Management

                                (2)                            (3)             (4)
     (1)                      Name of                   Amount and Nature    Percent
Title of Class            Beneficial Owner              of Ownership (1)     of Class
--------------            ----------------              -----------------    --------
Common
 Stock          Harry R. Brown                          19,878 Direct (2)     0.13%
                                                        19,416 Indirect (3)   0.13%
Common
 Stock          Charles E. Cole                         52,028 Direct (4)     0.35%
                                                        21,972 Indirect (5)   0.15%
Common
 Stock          Allen P. Kimble                          1,129 Direct (6)     .008%

Common
 Stock          Stephen G. Kraskin                       2,000 Direct         0.01%

Common
 Stock          David E. Nelsen                          2,500 Direct (7)     0.02%

Common
 Stock          Jay L. Sedwick                           6,000 Direct         0.04%
                                                     1,286,536 Indirect (8)   8.57%
Common
 Stock          Charles E. Thomas, Jr.                  23,710 Direct (9)     0.16%
                                                        21,000 Indirect (10)  0.14%
Common
 Stock          All Directors, Nominees and Officers   116,775 Direct         0.78%
                as a Group (13 Persons)              1,352,974 Indirect (11)  9.02%

--------
 (1) Included in the shares set forth in the table above are (a) shares beneficially owned by the Director/Nominee, his wife, minor children, and relatives living in his house, and, includable in such table under rules of the Securities and Exchange Commission and (b) shares which are deemed to be beneficially owned because the Director/Nominee has voting power or power of disposition with respect to the shares. Share amounts are reported as of March 13, 2000 and percentages of share ownership are calculated based upon 15,005,000 shares of Common Stock outstanding as of that date.

 (2) Of the 19,878 shares directly owned by Harry R. Brown, 1,354 shares are held jointly with his wife.

 (3) The 19,416 shares indirectly owned by Harry R. Brown are held individually by his wife.

 (4) Of the 52,028 shares directly owned by Charles E. Cole, 21,272 shares are held jointly with his wife.

 (5) The 21,972 shares indirectly owned by Charles E. Cole are held individually by his wife.

 (6) The 1,129 shares directly owned by Allen P. Kimble are held jointly with his wife.

 (7) The 2,500 shares directly owned by David E. Nelsen are held jointly with his wife.

 (8) For information with respect to the 1,286,536 shares indirectly owned by Jay L. Sedwick, please refer to Note 1 to Table I above.

 (9) Of the 23,710 shares directly owned by Charles E. Thomas, Jr., 11,800 shares are held jointly with his wife.

(10) The 21,000 shares indirectly owned by Charles E. Thomas, Jr., are held by him under the PA Uniform Transfers to Minors Act as custodian for five children.

(11) The 1,352,974 shares indirectly owned by all Directors, Nominees and Officers as a Group include the 1,286,536 shares indirectly owned by Jay
     L. Sedwick and described in Note 1 to Table I above.

  No Director, Nominee, officer or "group" as defined in Rule 13d-5 under the Securities Exchange Act of 1934 is a beneficial owner of more than 5% of the Company's Common Stock by virtue of any voting trust or similar arrangement.

                MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

                             ELECTION OF DIRECTORS

  The Bylaws provide that North Pittsburgh shall be managed by a Board of Directors of not less than seven (7) nor more than nine (9) members and that the number of Directors to be elected shall be determined by the Board of Directors prior to the Annual Meeting at which such Directors are to be elected. The Board of Directors has established the number of Directors at seven (7) for the coming year.

  The persons named in the following table will be nominated for election as Directors of North Pittsburgh to serve until the 2001 Annual Meeting of Shareholders and until their successors are elected and qualify. All nominees are present Directors of North Pittsburgh and were elected at the 1999 Annual Meeting of Shareholders. The number of Common shares represented at the 1999 Annual Meeting of Shareholders held May 21, 1999 was 12,492,659 represented by proxy and 3,380 in person or 83.3% of the 15,005,000 outstanding shares of such stock on that date.

  It is the intention of the proxies to vote for the election of seven (7) Directors and unless authority to vote for any or all individual nominees is withheld, it is the intention of the proxies to vote for the election of the nominees listed in the following table. If any of the following nominees should become unavailable as a candidate for any reason, which is not anticipated, the Board of Directors in its discretion may designate a substitute nominee, in which event votes will be cast for such substitute nominee pursuant to the accompanying Proxy.

  The information in the table which follows includes as to each such nominee, the nominee's age, the year in which service commenced as a Director of North Pittsburgh, the nominee's current positions and offices held with North Pittsburgh, the nominee's business experience during the past five years and certain other information. Individual shareholdings of each nominee may be found above in Table II, Security Ownership of Management.

                      NOMINEES FOR ELECTION AS DIRECTORS
                        AND INFORMATION CONCERNING THEM

Biographical Summaries of Nominees/1/

  Unless otherwise specified, "North Pittsburgh" as used below means North Pittsburgh Systems, Inc. since May 31, 1985 and North Pittsburgh Telephone Company, its predecessor, before that date. Positions and experience related only to North Pittsburgh Telephone Company, the Company's principal subsidiary, are also presented.

HARRY R. BROWN                          Director of North Pittsburgh since 1989

President of North Pittsburgh Systems, Inc. and President and General Manager of North Pittsburgh Telephone Company

  Mr. Brown, 63, has been President of North Pittsburgh Systems, Inc. and President and General Manager of North Pittsburgh Telephone Company since 1998. He was Vice President of North Pittsburgh Systems, Inc. from 1992 to 1998. Mr. Brown also held the following North Pittsburgh positions: Vice President--Operations from 1987 to 1998, Assistant Vice President--Operations from 1986 to 1987, Network Engineering Manager from 1984 to 1986 and Equipment Supervisor from 1975 to 1984.

DR. CHARLES E. COLE                     Director of North Pittsburgh since 1968

Retired Physician

  Dr. Cole, 69, is a retired physician who previously practiced with the Cole-Lechmanick division of Genesis Medical Associates in the Town of McCandless, PA.

ALLEN P. KIMBLE                         Director of North Pittsburgh since 1998

Vice President and Treasurer of North Pittsburgh Systems, Inc. and North Pittsburgh Telephone Company

  Mr. Kimble, 53, has been Vice President since 1989 and Treasurer since 1985 of North Pittsburgh Systems, Inc. and Vice President since 1989 and Treasurer since 1979 of North Pittsburgh Telephone Company. Mr. Kimble also held the following North Pittsburgh positions: Secretary from 1993 to 1998, Assistant Vice President from 1987 to 1993, Assistant Secretary from 1979 to 1993, Assistant Secretary-Treasurer from 1977 to 1979 and Assistant to Vice President--Finance from 1976 to 1977.

STEPHEN G. KRASKIN              Director of North Pittsburgh since May 21, 1999

Partner of Kraskin, Lessee & Cosson, LLP

  Mr. Kraskin, 49, is an attorney and managing partner in the legal and consulting firm of Kraskin, Lessee & Cosson, LLP, which he founded in 1992. Mr. Kraskin's professional practice is concentrated in the provision of legal, regulatory and business planning services to a wide variety of telecommunications companies. Prior to

--------
/1/Unless otherwise indicated, a nominee has had the same principal occupation for the past five years. Only directorships in companies with a class of equity securities registered pursuant to the Securities Exchange Act of 1934, or otherwise subject to its periodic reporting requirements, are listed. With the exception of North Pittsburgh Telephone Company, no corporation or organization listed herein is a parent, subsidiary or other affiliate of North Pittsburgh Systems, Inc. or its subsidiaries. There are no arrangements or understandings among any director, nominee, North Pittsburgh Systems, Inc. or its subsidiaries or any other person pursuant to which a director or nominee was or is to be elected.

entering private practice, he was General Counsel to a telecommunications consulting firm, and served as Deputy General Counsel of the National Association of Regulatory Utility Commissioners.

DAVID E. NELSEN                 Director of North Pittsburgh since May 21, 1999

Chief Executive Officer of CoManage Corporation

  Since 1998, Mr. Nelsen, 39, has been Chief Executive Officer of CoManage Corporation, a telecom network management software company. Previously, from 1996-1998, he was Senior Director at FORE Systems, a Pittsburgh area high technology manufacturing company, with responsibility for product management and marketing of FORE's service provider products, business planning and strategy. Prior thereto, he served as FORE's Director of Marketing from 1994 to 1996 with responsibility for video and telco product management and marketing. Before joining FORE, Mr. Nelsen held a variety of positions during almost 12 years at AT&T, including ATM Service Product Manager at AT&T Business Communication Services (1991-1994) and Private Packet Network Services Technical Manager at AT&T Bell Laboratories (1982-1991).

JAY L. SEDWICK                          Director of North Pittsburgh since 1980

Chairman of the Board and Director of Armstrong Utilities, Inc.

  Mr. Sedwick, 65, is Chairman of the Board and Director in a number of companies comprising the Armstrong Group of Companies (engaged in the business of telephony, cable television, home security and real estate in several states). He has been the Chairman of Armstrong Utilities, Inc. in Butler, PA since 1993 and was President and Chief Executive Officer of the same company from 1988 to 1997. Mr. Sedwick also served in various officer capacities for Armstrong Utilities, Inc. from 1963 to 1988.

CHARLES E. THOMAS, JR.                  Director of North Pittsburgh since 1993

Chairman of Board of Directors of North Pittsburgh

  Mr. Thomas, Jr., 57, has been Chairman of the Board of Directors of North Pittsburgh since 1998. Mr. Thomas, has also been a partner in the law firm of Thomas, Thomas, Armstrong & Niesen, Harrisburg, PA, since the formation of this firm in 1991, concentrating in public utility, securities regulation and corporate law. Previous thereto, he was a partner in the law firm of Thomas & Thomas from 1977 to 1990. Thomas, Thomas, Armstrong & Niesen is retained as general counsel for North Pittsburgh and was paid a total of $100,825 in fees during 1999.

Meetings of the Board and Committees

  The Board of Directors held twelve meetings during 1999. Jay L. Sedwick, Chairman of the Committee, Charles E. Cole, Stephen G. Kraskin, David E. Nelsen and Charles E. Thomas, Jr. served, without additional compensation, as a Compensation Committee and, in respect to compensation for 1999, held three meetings during 1999. Compensation for 1999 was also a subject of meetings of the Compensation Committee in 1998 with Messrs. Kraskin's and Nelsen's predecessors, Richard R. Kauffman and Barton B. Williams, serving on the Committee at that time (see Compensation Committee Report on Executive Compensation). Charles E. Thomas, Jr., Chairman of the Committee, Harry R. Brown, Allen P. Kimble, Stephen G. Kraskin and Jay L. Sedwick served, without additional compensation, as a standing Audit Committee. However, as Audit Committee matters were considered during regularly scheduled meetings of the Board, the Audit Committee did not meet separately in 1999.

A Nominating Committee was formed in 1999 with Jay L. Sedwick, Chairman of the Committee, Harry R. Brown, Charles E. Cole and Charles E. Thomas, Jr., serving without additional compensation. The Nominating Committee met five times during 1999 for the purpose of considering and interviewing prospective nominees to the Board.

               COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

  Executive Compensation Table. The Executive Compensation Table below shows the total compensation of North Pittsburgh's five most highly compensated Executive Officers whose compensation exceeded $100,000 during 1999.

                        Executive Compensation Table(A)

                                            (c)
                                           Annual                         (i)
            (a)                (b)      Compensation      (d)          All Other
Name and Principal Position    Year        Salary        Bonus      Compensation(B)
---------------------------    ----     ------------     ------     ---------------
Harry R. Brown (1)             1999       $199,500       $6,433         $ 5,995
                               1998        150,000           --           5,373
                               1997        129,000           --          16,521

Allen P. Kimble (2)            1999       $133,000       $6,433         $ 4,902
                               1998        127,000           --           4,614
                               1997        114,300           --           4,061

N. William Barthlow (3)        1999       $122,500       $6,433         $ 4,868
                               1998        112,000           --           4,360
                               1997        101,000           --           3,735

Frank A. Macefe (4)            1999       $122,500       $6,433         $ 4,505
                               1998         96,000           --           3,757
                               1997         91,250           --           3,194

Albert W. Weigand (5)          1999       $116,750       $6,433         $ 4,450
                               1998         91,000           --           3,458
                               1997         80,000           --           2,804

--------
(1) President since 1998 and Vice President from 1992 to 1998 of North Pittsburgh Systems, Inc.; President and General Manager since 1998 and Vice President--Operations from 1987 to 1998 of North Pittsburgh Telephone Company. Mr. Brown was also a Director of both companies in all three years.

(2) Vice President since 1989, Treasurer since 1985 and a Director since 1998 of both companies.

(3) President since May 21, 1999 of Pinnatech, Inc. d/b/a Nauticom; Vice President since 1994, Secretary since 1998 and Assistant Secretary from 1993 to 1998 of North Pittsburgh Systems, Inc.; Vice President--Marketing and Revenues since 1994, Secretary since 1998 and Assistant Secretary from 1993 to 1998 of North Pittsburgh Telephone Company.

(4) President since 1998 of Penn Telecom, Inc.; Vice President since January 1, 1999 and Assistant Vice President from 1989 to 1999 of North Pittsburgh Systems, Inc.; Vice President--Sales since January 1, 1999, Assistant Vice President--Marketing from 1989 to 1999 and Marketing Manager from 1979 to 1989 of North Pittsburgh Telephone Company.

(5) Vice President since January 1, 1999 and Assistant Vice President from 1997 to 1999 of North Pittsburgh Systems, Inc.; Vice President-- Operations since January 1, 1999, Assistant Vice President--Operations from 1997 to 1999, Sr. Planning Engineer from 1995 to 1997 and Planning Engineer from 1986 to 1995 of North Pittsburgh Telephone Company.

Notes to Executive Compensation Table:

(A) The Executive Compensation Table reflects salary and Company contributions to a defined contribution plan. Since 1998, inside Directors receive no additional compensation for serving on the Board of Directors. No other forms of compensation such as Restricted Stock Awards, Stock Appreciation Rights, Options or Long Term Incentive Payments were in effect during 1999. In addition, during 1999, no one participated in the Deferred Compensation Plan.

(B) In 1999, annual contributions were made to the North Pittsburgh Telephone Company Employees' Savings and Retirement Plan (401-K) for the benefit of Messrs. Brown, Kimble, Barthlow, Macefe and Weigand.

Employment Agreements

  The Company has employment agreements (the Agreements) with the officers named in the Executive Compensation Table and with one additional executive officer of the Company and with an officer of one of the Company's subsidiaries. The Agreements provide for certain payments should certain prescribed conditions occur after a change of control (as defined in the Agreements). If prior to the expiration of executive officer's term of employment, the Company terminates the officer's employment other than for just or good cause, then the Company shall be obligated to pay to the officer, a severance amount equal to the base salary which would be payable to the officer for the balance of the present term of the Agreement. In no event shall the severance amount to be paid to the officer exceed two hundred and fifty percent (250%) of the officer's annual base salary or be less than one hundred twenty-five percent (125%) of the officer's annual base salary.

  Compensation Committee Report on Executive Compensation. As indicated in the Compensation Committee Report appearing in the Proxy Statement for the 1999 Annual Meeting of Shareholders, Peter R. Johnson & Company (Johnson) was employed in 1998 to conduct an executive compensation study and to make recommendations to the Committee. The Johnson Report which included information as to salary ranges for executive officers and other data based upon a study of comparable and other companies within the industry was then considered at meetings of the Committee held on August 10 and 27, 1998. Also considered at the August 27, 1998 meeting were a comparison of the various fringes, executive perks and working hours of the Company's executive team with those of executives at other companies and sample computations of the value to the Company's executive officers of various benefits including pensions, sick leave, vacations, automobile allowances, meals, etc.

  A meeting of the Compensation Committee was then held on November 10, 1998 for the purpose, among other things, of considering executive compensation for Calendar Year 1999, including the possible implementation of an executive bonus plan. Prior to the meeting, President and General Manager Harry R. Brown had circulated his recommendations for executive salaries and an executive bonus plan for the coming year. Mr. Brown was invited to attend the meeting and asked to provide an overview of his salary proposals and proposed executive bonus plan following which the proposals were discussed in depth and compared to the information in the Johnson Report previously distributed. It was the general consensus of the Committee that the Company's executive officers compared quite favorably with those of other comparable companies and, therefore, salary levels above the Johnson Report middle range were appropriate. After excusing Mr. Brown from the meeting, the matter of the appropriate level of salary increases for each executive officer and the promotion of F. A. Macefe, K. J. Albaugh and A. W. Weigand to full Vice Presidents were discussed at length. The responsibilities and performances of each officer were considered, as was the relationship of each officer's present salary with those of other officers and other members of the management group. The general consensus of the Committee was that executive salary levels should be approximately 105% of the mid point of the ranges shown in the Johnson Report and that increases necessary to reach those levels should be recommended to the Board. A number of modifications to the proposed executive bonus plan were also discussed and agreed upon. A salary recommendation for each officer and an executive bonus plan with both revenue and earnings triggers were then formally approved for recommendation to the Board for adoption effective January 1, 1999. In addition, the matter of employment contracts for executive officers was discussed and it was agreed that the matter would be considered at a future meeting.

  The Compensation Committee again met on December 15, 1998 and took action, among other things, to recommend that the previously approved executive bonus plan be for 1999 only and take effect along with the previously approved promotions on January 1, 1999 and that the matter of executive employment contracts be deferred until the second half of 1999.

  An organizational meeting of the Compensation Committee was held on May 21, 1999 during the organizational meeting of the Board of Directors following the 1999 Annual Meeting of Shareholders with new directors, David E. Nelsen and Stephen G. Kraskin, joining the Committee in place of outgoing directors, Richard R. Kauffman and Barton B. Williams. The only action taken at this meeting, which followed the re-election by the Board of all officers to their existing offices, was to recommend, pending further consideration, the continuation of the 1999 salaries previously approved for each officer.

  The Compensation Committee next met on July 9, 1999 and reviewed the actions taken by the Committee in 1998, the Johnson Report and an informational packet which had been circulated prior to the meeting containing a draft form of executive employment contract, as well as a memo and supporting schedules submitted by Mr. Brown proposing increases for each executive officer which would generally take their salaries to a level approximately 110% of the Johnson Report middle range, but conditioned upon the execution of an employment contract. The performance and contribution of each of the executive officers were considered with the consensus being that the Company's executive officers were continuing to compare quite favorably with their peer groups in the industry. The Johnson Report data was also revisited and extensively discussed. It was the consensus that increases to bring salaries to approximately 110% of the Johnson Report middle range would be appropriate with some modifications based upon existing salary relationships and the magnitude of the increase which would result provided the executive officers would sign employment contracts. Proposed salaries for each individual officer were discussed and agreed upon with the clear understanding that any salary increase would be conditioned upon the officer agreeing to sign an employment contract. It was also the consensus that any further salary increases should be tied to future performance. A motion was adopted to recommend the individual salaries for approval by the entire Board conditioned upon the individual officers signing an employment contract. The provisions of the draft employment contract were then reviewed. The matter of the non-compete provisions was of particular concern as were certain other provisions and a number of revisions to the form of agreement were discussed and agreed upon. The possibility of a stock option plan and other performance incentives were also discussed. It was agreed that the executive employment agreement would be rerun to reflect the revisions agreed upon, submitted for review by the Company's labor lawyers and circulated for final consideration at the next meeting of the Committee.

  The final meeting of the Compensation Committee for 1999 was held on August 3, 1999 at which the proposed form of executive employment agreement reflecting the revisions agreed upon at the last meeting was reviewed and action taken to recommend its approval by the entire Board at a special meeting to be held later the same day.

Compensation Committee:

Jay L. Sedwick--Chairman
Charles E. Cole
Stephen G. Kraskin
David E. Nelsen
Charles E. Thomas, Jr.

  The following Performance Graph provides Shareholders with a comparison of the total return experienced by the Company in relation to the broad equity market indexes shown thereon.

                               PERFORMANCE GRAPH

                                 [LINE GRAPH]

    FISCAL YEAR
       ENDED
     DECEMBER 31       NPSI       S&P TELEPHONE          NASDAQ
        1994          100.00         100.00              100.00
        1995          163.96         147.39              130.91
        1996          136.70         159.53              133.86
        1997          103.98         227.33              195.75
        1998           81.26         385.89              322.30
        1999           98.61         419.31              561.27



  The above Performance Graph provides an indication of cumulative total shareholder returns over a five-year period for the Company (North Pittsburgh Systems, Inc. (NPSI)) as compared with the National Association of Security Dealers Automated Quotation System (NASDAQ) Composite Index and the Standard and Poor's (S&P) Telephone Index. "Total shareholder returns" assumes the reinvestment of dividends. The Graph also assumes that $100 was invested on December 31, 1994 in NPSI, the S&P Telephone Index and the NASDAQ Index. For example, NPSI's base of $100 at the beginning of the period, on a total return basis, is calculated to be approximately $100 at the end of the five-year period.

  Retirement Benefits Table. The following table illustrates estimated annual benefits (average annual earnings multiplied by a benefit factor of 1.45% multiplied by years of service) payable to Participants at their respective retirement dates under the Company's Retirement Plan.

                           Retirement Benefits Table

Average Annual Earnings Used                   Years of Service
   as Basis for Computing         -----------------------------------------------------------
    Retirement Benefits             10              20              30              40
    -------------------           -------         -------         -------         -------
          $100,000                $14,500         $29,000         $43,500         $58,000
           120,000                 17,400          34,800          52,200          69,600
           140,000                 20,300          40,600          60,900          81,200
           160,000                 23,200          46,400          69,600          92,800
           180,000                 26,100          52,200          78,300         104,400
           200,000                 29,000          58,000          87,000         116,000
           220,000                 31,900          63,800          95,700         127,600

--------
Notes to Retirement Benefits Table:

(1) The compensation amounts paid to Messrs. Brown, Kimble, Barthlow, Macefe and Weigand for 1999, viz. $199,500, $133,000, $122,500, $122,500 and
    $116,750, respectively, as shown in the Annual Compensation Salary column of the Executive Compensation Table, are covered under the Company's Retirement Plan. Messrs. Brown, Kimble, Barthlow, Macefe and Weigand as of December 31, 1999 had accumulated 39.28, 23.65, 22.44, 24.27 and 21.00 years of credited service, respectively, under the Retirement Plan.

(2) Benefits listed in the Table are not subject to any deductions for Social Security or other offset amounts.

(3) The Company's Retirement Plan (Retirement Plan) provides retirement benefits to all full-time employees, age 21 and over, generally based on average basic monthly compensation, excluding overtime earnings or other amounts earned, during the highest sixty (60) months of employment. The amount of contribution or accrual applicable to an individual in respect to this defined benefit plan cannot be calculated readily. However, the aggregate cash contribution required for the Retirement Plan year ended October 31, 1999 was equal to 2.4% of the total covered remuneration of all Participants in the Retirement Plan.

  Directors' Compensation. During 1999, Directors of the Company, excluding those holding offices with the Company and Mr. Thomas, received $1,200 per month as compensation for all services as a Director. Charles E. Thomas, Jr., received $2,400 per month for his services as both a Director and Chairman of the Board. No further compensation was paid to Directors for special or committee assignments and as Officers-Directors, no additional compensation was paid to Messrs. Brown and Kimble for their services as Directors.

               RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

  Under the Company's Bylaws, the Board of Directors has the authority to appoint a firm of accountants to conduct an annual examination of the financial status, property and affairs of the Company. In accordance with such authority, KPMG LLP, which has audited the financial statements of the Company annually since 1952, has been appointed by the Board of Directors to provide audit and tax services for the year ending December 31, 2000. As a consequence, no recommendations will be made at the 2000 Annual Meeting in respect to accountants and this matter will not be submitted for a vote at the meeting.

  A representative of KPMG LLP is expected to be present at the Annual Meeting, will be given an opportunity to make a statement, if he/she so desires, and will be available to respond to appropriate questions by Shareholders.

                             SHAREHOLDER PROPOSALS

  Shareholder proposals intended for presentation at the 2001 Annual Meeting must be received at the office of the Secretary, North Pittsburgh Systems, Inc., 4008 Gibsonia Road, Gibsonia, PA 15044-9311 not later than December 22, 2000 in order to be eligible to be included in the Company's Proxy Statement for that meeting. It is recommended that Shareholder proposals be sent to the Company by Certified Mail, Return-Receipt Requested.

                                 OTHER MATTERS

  The Board of Directors knows of no business which will be presented for consideration at the Annual Meeting other than that stated in the Notice of Meeting. However, if any other business shall properly come before the meeting, votes may be cast pursuant to the proxies solicited hereby in respect to such other business in accordance with the best judgment of the person or persons acting under the proxies.

  Accompanying this Proxy solicitation material is a copy of the Company's Annual Report for the year 1999, which includes the following audited financial statements: Consolidated Balance Sheets as of December 31, 1999 and 1998, and for each of the years in the three-year period ended December 31, 1999, Consolidated Statements of Earnings, Consolidated Statements of Shareholders' Equity and Comprehensive Income and Consolidated Statements of Cash Flows. The Annual Report is submitted for the general information of the Company's Shareholders and is not intended to induce, or for use in connection with, any sale or purchase of securities of the Company, nor should it be regarded as Proxy soliciting material or as a communication by means of which any solicitation is made.

                                     By Order of the Board of Directors
                                     N. William Barthlow
                                     Secretary


Dated: April 21, 2000

                                    Logo of
                        [North Pittsburgh Systems Inc.]







--------------------------------------------------------------------------------




      Logo of
[North Pittsburgh]        4008 Gibsonia Road, Gibsonia, PA 15044-9311      proxy
--------------------------------------------------------------------------------

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 19, 2000.

The shares of stock you hold in your account will be voted as you specify below.

If no choice is specified, the proxy will be voted "FOR" Item 1.

By signing the proxy, you revoke all prior proxies and appoint Harry R. Brown, Allen P. Kimble, and Charles E. Cole, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.



                     See reverse for voting instructions.

                                 VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to North Pittsburgh Systems, Inc., c/o Shareowner Services/SM/, P.O. Box 64873, St. Paul, MN 55164-0873.







                          \/  Please detach here  \/


             The Board of Directors Recommends a Vote FOR Item 1.

1. Election of directors:  01 Harry R. Brown      05 David E. Nelsen
                           02 Charles E. Cole     06 Jay L. Sedwick
                           03 Allen P. Kimble     07 Charles E. Thomas, Jr.
                           04 Stephen G. Kraskin


[ ]  Vote FOR        [ ]  Vote WITHHELD
     all nominees         from all nominees
     (except as marked)
-------------------------------------------

-------------------------------------------
(Instructions: To withhold authority to vote
for any indicated nominee, write the
number(s) of the nominee(s) in the
box provided to the right.)                     [                             ]
                                                 -----------------------------

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ALL NOMINEES IN ITEM 1.
                        ---

Address Change? Mark Box [ ]
Indicate changes below:



Date
     ----------------------------------

[                                          ]
 ------------------------------------------

[                                          ]
 ------------------------------------------

Signature(s) in Box
Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc. should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.